EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the securities of Polibeli Group Ltd, a Cayman Islands company, and further agree that this Joint Filing Agreement may be included as an Exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

Date: November 21, 2025

XINGYUN INTERNATIONAL COMPANY LIMITED

Signature:	/s/ Wei Wang
Name/Title:	Wei Wang / Director

XINGYUN GROUP LIMITED

Signature:	/s/ Wei Wang
Name/Title:	Wei Wang / Director

Eastern Bell International VII Limited

Signature:	/s/ Yingchun Zhu
Name/Title:	Yingchun Zhu / Director

DING YI II OVERSEAS INTERNATIONAL LIMITED

Signature:	/s/ Yingchun Zhu
Name/Title:	Yingchun Zhu / Director

TK Xingyun Investment Limited

Signature:	/s/ Yousong Jiang
Name/Title:	Yousong Jiang / Director

Suzhou GSR United Phase III Equity Investment Partnership (Limited Partnership)

Signature:	/s/ Xiaofeng Pan
Name/Title:	Xiaofeng Pan / authorized signatory

Suzhou Zhongxin Botong Jinshi Venture Capital Partnership (Limited Partnership)

Signature:	/s/ Xiaofeng Pan
Name/Title:	Xiaofeng Pan / authorized signatory